Exhibit 10.2
Conformed Copy

Chicago Bridge & Iron Company N.V.,
and
Chicago Bridge & Iron Company (Delaware),
CBI Services, Inc.,
CB&I Inc. (f/k/a CB&I Constructors, Inc.),
and
CB&I Tyler Company,
as Co-Obligors
Bank of America, N.A.,
as Administrative Agent
Bank of America, N.A.,
as a Letter of Credit Issuer
JPMorgan Chase Bank, N.A.,
as a Letter of Credit Issuer and Joint Book Manager
and
the Lenders
Second Amendment to the Agreements
Dated as of August 5, 2008
Re:
$50,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006
$100,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006
$125,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006

Chicago Bridge & Iron Company N.V.
c/o Chicago Bridge & Iron Company (Delaware)
One CB&I Plaza
2103 Research Forest Drive
The Woodlands, TX 77380
Second Amendment to the Agreements
Dated as of August 5, 2008
Re:$50,000,000 Letter of Credit and Term Loan Agreement dated as of
November 6, 2006
$100,000,000 Letter of Credit and Term Loan Agreement dated as of
November 6, 2006
and
$125,000,000 Letter of Credit and Term Loan Agreement dated as of
November 6, 2006
To the Lenders named in
Schedules I, II, and III hereto which are also
signatories to this Second Amendment
to the Agreements (this “Second Amendment to
the Agreements").
Ladies and Gentlemen:
     Reference is made to (i) the $50,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006 (the “$50,000,000 Agreement"), (ii) the $100,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006 (the “$100,000,000 Agreement") and (iii) the $125,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006 (the “$125,000,000 Agreement,” and, collectively with the $50,000,000 Agreement and the $100,000,000 Agreement, the “Agreements") each of which are by and among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the “Company"), on behalf of itself and as Co-Obligors’ Agent, and Chicago Bridge & Iron Company (Delaware), a Delaware corporation, CBI Services, Inc., a Delaware corporation, CB&I Inc. (f/k/a CB&I Constructors, Inc.), a Texas corporation, and CB&I Tyler Company, a Delaware corporation (each of the foregoing being a Wholly-Owned Subsidiary of the Company and hereinafter referred to individually as a "Co-Obligor” and collectively the “Co-Obligors”), Bank of America, N.A., and JPMorgan Chase Bank, N.A., as issuers of letters of credit (each an “L/C Issuer” and collectively, the “L/C Issuers”), the financial institutions having a Credit-Linked Deposit set forth opposite their names in Schedule I, II or III thereto, as applicable, under the heading “Credit-Linked Deposit” (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings set forth in the Agreements.

     The Company and the Co-Obligors have requested certain amendments to the Agreements and hereby agree with you as follows:
Article 1.
Amendment of the Agreements
     Section 1.1. Amendment of Section 1.01 (Defined Terms). Section 1.01 of the Agreements shall be amended by the addition in their respective appropriate alphabetical order of new definitions which shall read as set forth below:
“Adjusted EBITDA” means EBITDA plus, to the extent the losses related thereto were recognized during a period for which EBITDA is being calculated, the Second Quarter 2008 Adjustment.
“Adjustment Period Applicable Rate” has the meaning set forth on Schedule B annexed hereto.
“Applicable Rate Reset Date” means the earlier of (i) the first date on which, under applicable insurance regulations, the Reserve Requirement applicable to a Lender which is an insurance company is equal to, or less than, the applicable Reserve Requirement in effect immediately prior to the Second Amendment Effective Date, or (ii) the date on which the Company obtains an Investment Grade Rating.
“Investment Grade Rating” means a rating assigned to long term senior unsecured Indebtedness of the Company by at least one Nationally Recognized Rating Agency of (a) in the case of Moody’s, “Baa3” or better, (b) in the case of S&P, “BBB-” or better, (c) in the case of DBRS, “BBB (low)” or better, or (d) in the case of Fitch, “BBB-” or better; provided, that (x) if there are two different rating levels applicable to such Indebtedness, the lower rating level shall be determinative and (y) if there are more than two rating levels applicable to such Indebtedness, and two or more of such rating levels are not an “Investment Grade Rating”, for purposes of this definition, the Company shall not have an “Investment Grade Rating”.
“Nationally Recognized Rating Agency” means Moody’s Investors Service, Inc., (“Moody’s") Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., (“S&P”), DBRS Limited (“DBRS”) or Fitch/BCA Duff & Phelps Ltd (“Fitch").
“Reserve Requirement” is defined in Section 2.04(e).

“Second Quarter 2008 Adjustment” means an amount (in any event, not to exceed $105,000,000) attributable to 33% of the losses relating to the “South Hook” and “Isle of Grain” contracts, to the extent such losses were recognized during the fiscal quarter of the Company and its Subsidiaries ending June 30, 2008.
“Second Amendment Effective Date” means June 30, 2008.
     Section 1.2. Amendment of Section 1.01 (Defined Terms). The definition of “Consolidated Net Income Available for Fixed Charges” in the Agreements is hereby amended to add at the end of such definition “, plus, to the extent the losses related thereto were recognized during a period for which Consolidated Net Income Available for Fixed Charges is being calculated, the Second Quarter 2008 Adjustment”.
     Section 1.3. Amendment of Section 2.04 (Other Interest Provisions). Section 2.04 of the Agreements is hereby amended by the addition of a new paragraph (e) which shall read as hereinafter set forth:
     (e) Change in Reserve Requirement. (i) If on any date under applicable insurance regulations any Lender would be required to post reserves (the “Reserve Requirement”) with respect to a Credit Linked Note or any Borrowing greater than the Reserve Requirement in effect immediately prior to the Second Amendment Effective Date, then from and including such date to and until the Applicable Rate Reset Date, if any, and regardless of whether the applicable Reserve Requirement changed for all of the Lenders, the Applicable Rates (or Adjustment Period Applicable Rates, as the case may be) set forth in Schedule B to the Agreements shall be increased by 1% per annum. If an Applicable Rate Reset Date shall have occurred and thereafter the Reserve Requirement shall once again increase as provided in this paragraph (e), the Applicable Rates shall again be increased as provided in this paragraph (e).
     (ii) Each Lender shall use its reasonable efforts to notify the Administrative Agent of any increase or decrease in the Reserve Requirement.
     (iii) The Administrative Agent shall notify the Co-Obligors and each of the Lenders in writing, if it shall have received notice of any increase or decrease in the Reserve Requirement or if an Applicable Rate Reset Date has occurred, which written notice shall identify such Applicable Rate Reset Date.
     Section 1.4. Amendment of Section 7.04 (Maximum Leverage Ratio). Section 7.04 of the Agreements is hereby amended to (i) delete the references therein to “EBITDA” and to substitute “Adjusted EBITDA” therefor, and (ii) add the following proviso at the end of the first sentence of Section 7.04 of the Agreements: “; provided that, if during the period from June 30, 2008 to and including March 31, 2009, EBITDA for any four-quarter period ending during such time shall include the Second Quarter 2008 Adjustment, the Company shall not permit the Leverage Ratio to be greater than 2.50 to 1.00 at the end of such four-quarter period.”
     Section 1.5. Amendment of Schedule B. Schedule B to each of the Agreements shall be amended in its entirety to read as set forth in Schedule B-1, Schedule B-2 and Schedule B-3 attached to this Second Amendment to the Agreements.
Article 2.
Representations and Warranties
     The Company and the Co-Obligors represent and warrant that as of the date hereof after giving effect hereto:
     (a) No Default or Event of Default exists under any of the Agreements;
     (b) Neither the Company nor the Co-Obligors have paid any amendment fees in connection with the solicitation of this Second Amendment to the Agreements nor in connection with the amendments of other material agreements pursuant to which Debt of the Company or the Co-Obligors is outstanding which relate to the subject matter of this Second Amendment to the Agreements (excluding any and all fees paid in connection with the concurrent amendments to the Agreements, the Credit Agreement and the Term Loan Agreement);
     (c) The execution and delivery of this Second Amendment to the Agreements by the Company and each Co-Obligor and compliance by the Company and each Co-Obligor with all of the provisions of the Agreements, as amended hereby:
     (i) is within the corporate powers of the Company and each Co-Obligor; and
     (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company and such Co-Obligor or any indenture or other agreement or instrument to which the Company and such Co-Obligor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company and such Co-Obligor;
     (d) The execution and delivery of this Second Amendment to the Agreements has been duly authorized by all proper corporate action on the part of the Company and each Co-Obligor; and this Second Amendment to the Agreements has been duly executed and delivered by the Company and each Co-Obligor, and the Agreements, each as amended by this Second Amendment to the Agreements, constitutes the legal, valid and binding obligations, contracts and agreements of the Company and each Co-Obligor enforceable in accordance with their terms.
Article 3.
Miscellaneous
     Section 3.1. References to the Agreement. References in each Agreement or in any certificate, instrument or other document to such Agreement shall be deemed to be references to such Agreement as amended hereby and as further amended from time to time without making specific reference to this Second Amendment to the Agreements or any such other amendment.
     Section 3.2. Effect of Amendment; Acknowledgment of Parties. Except as expressly amended hereby, the Company and the Co-Obligors agree that the Agreements and all other documents and agreements executed by the Company and each such Co-Obligor in connection with the Agreements in favor of the Lenders are ratified and confirmed and shall remain in full force and effect.
     Section 3.3. Successors and Assigns. This Second Amendment to the Agreements shall be binding upon the Company and each Co-Obligor and its successors and assigns and shall inure to the benefit of the Lenders and to the benefit of the Lenders’ successors and assigns.
     Section 3.4. Requisite Approval; Expenses. This Second Amendment to the Agreements shall be effective as of the date first written above upon the satisfaction of the following conditions precedent: (a) the Required Lenders and the Company or the applicable Credit Party shall have executed this Second Amendment to the Agreements, (b) the Administrative Agent shall acknowledge this Second Amendment to the Agreements, (c) the Subsidiary Guarantors shall have executed and delivered an Acknowledgment and Consent, in respect of the Subsidiary Guaranty, in the form attached hereto as Exhibit A, (d) the Lenders shall have received a duly executed copy of the Amendment No. 2 to the Second Amended and Restated Credit Agreement, in a form and substance reasonably satisfactory to the Lenders, (e) each Lender shall have received an amendment fee on the aggregate principal amount of its Credit Linked Deposit (which fee shall be calculated on the same basis for each Lender and shall be in an amount set forth in an email from the Company on August 4, 2008), and (f) the Company and the Co-Obligors shall have paid all reasonable out-of-pocket expenses incurred by each Lender and the Administrative Agent in connection with the consummation of the transactions contemplated by this Second Amendment to the Agreements, including, without limitation, the reasonable fees, expenses and disbursements of Chapman and Cutler LLP and Morrison & Foerster LLP which are reflected in statements of such counsel rendered on or prior to the date of this Second Amendment to the Agreements. Upon the delivery of fully-executed counterparts to this Second Amendment to the Agreements, the conditions precedent referred to above shall be deemed satisfied.

     Section 3.5. Counterparts. This Second Amendment to the Agreements may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
     Section 3.6. Governing Law. This Second Amendment to the Agreements shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
[Signature Pages Follow]

     In Witness Whereof, the Company has executed this Second Amendment to the Agreements as of the day and year first above written.

Chicago Bridge & Iron Company N.V., as Co-Obligors’ Agent and in its individual capacity By: Chicago Bridge & Iron Company B.V., as its Managing Director
By	/s/ Ronald A. Ballschmiede
	Name:	Ronald A. Ballschmiede
	Title:	Managing Director

     In Witness Whereof, the Co-Obligors have executed this Second Amendment to the Agreements as of the day and year first above written.

Chicago Bridge & Iron Company (Delaware)
By	/s/ Luciano Reyes
	Name:	Luciano Reyes
	Title:	Treasurer

CBI Services, Inc.
By	/s/ Terrence G. Browne
	Name:	Terrence G. Browne
	Title:	Treasurer

CB&I Inc. (Formerly Known As CB&I Constructors, Inc.)
By	/s/ Luciano Reyes
	Name:	Luciano Reyes
	Title:	Treasurer

CB&I Tyler Company
By	/s/ Luciano Reyes
	Name:	Luciano Reyes
	Title:	Treasurer

     In Witness Whereof, the Lenders under the $50,000,000 Agreement, as named on Schedule I, have executed this Second Amendment to the Agreements as of the day and year first above written.

Sun Life Assurance Company of Canada
By	/s/ Deborah J. Foss
	Name:	Deborah J. Foss
	Title:	Senior Managing Director

By	/s/ Ann King
	Name:	Ann King
	Title:	Senior Counsel

Sun Life Assurance Company of Canada (U.S.)
By	/s/ Deborah J. Foss
	Name:	Deborah J. Foss
	Title:	Senior Managing Director

By	/s/ Ann King
	Name:	Ann King
	Title:	Assistant Vice President and Senior Counsel

Sun Life Insurance and Annuity Company of New York
By	/s/ Deborah J. Foss
	Name:	Deborah J. Foss
	Title:	Authorized Signer

By	/s/ Ann King
	Name:	Ann King
	Title:	Authorized Signer

     In Witness Whereof, the Lenders under the $100,000,000 Agreement, as named on Schedule II, have executed this Second Amendment to the Agreements as of the day and year first above written.

Metropolitan Life Insurance Company
By	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director

Allstate Life Insurance Company
By	/s/ Rick Fischer
	Name:	Rick Fischer
	Title:	Authorized Signatory

By	/s/ Robert B. Bodett
	Name:	Robert B. Bodett
	Title:	Authorized Signatory

Phoenix Life Insurance Company
By	/s/ John H. Beers
	Name:	John H. Beers
	Title:	Vice President

     In Witness Whereof, the Lenders under the $125,000,000 Agreement, as named on Schedule III, have executed this Second Amendment to the Agreements as of the day and year first above written.

The Lincoln National Life Insurance Company, successor by merger to Jefferson Pilot Financial Insurance Company
By:	Delaware Investment Advisers, a Series of Delaware Management Business Trust, Attorney-In-Fact

By	/s/ Jayson Bronchetti
	Name:	Jayson Bronchetti
	Title:	Vice President

The Lincoln National Life Insurance Company, successor by merger to Jefferson-Pilot Life Insurance Company
By:	Delaware Investment Advisers, a Series of Delaware Management Business Trust, Attorney-In-Fact

By	/s/ Jayson Bronchetti
	Name:	Jayson Bronchetti
	Title:	Vice President

Transamerica Occidental Life Insurance Company
By	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

Hartford Life Insurance Company
By:	Hartford Investment Management Company, its Agent and Attorney-in-Fact

By	/s/ Robert M. Mills
	Name:	Robert M. Mills
	Title:	Vice President

Pacific Life Insurance Company
By	/s/ Cathy Schwartz
	Name:	Cathy Schwartz
	Title:	Assistant Vice President

By	/s/ Matthew A. Levene
	Name:	Matthew A. Levene
	Title:	Assistant Secretary

This Second Amendment to the Agreements is acknowledged as of the day and year first above written.

Bank of America, N.A., as Administrative Agent
By	/s/ Bridgett J. Manduk
	Name:	Bridgett J. Manduk
	Title:	Assistant Vice President

Lenders

		Credit-Linked
Lenders under the $50,000,000 Agreement	Series	Deposit

Sun Life Assurance Company of Canada	A	$36,000,000

Sun Life Assurance Company of Canada (U.S.)	A	$13,500,000

Sun Life Insurance and Annuity Company of New York	A	$500,000

Total		$50,000,000

Schedule I
(to Second Amendment to the Agreements)

Lenders

		Credit-Linked
Lenders under the $100,000,000 Agreement	Series	Deposit

Metropolitan Life Insurance Company	B	$50,000,000

Allstate Life Insurance Company	B	$35,000,000

Phoenix Life Insurance Company	B	$15,000,000

Total		$100,000,000

Schedule II
(to Second Amendment to the Agreements)

Lenders

		Credit-Linked
Lenders under the $125,000,000 Agreement	Series	Deposit

Delaware Investments	C	45,000,000
(The Lincoln National Life Insurance Company, successor by merger to Jefferson Pilot Financial Insurance Company & Jefferson-Pilot Life Insurance Company)

Hartford Life Insurance Company	C	25,000,000

Transamerica Occidental Life Insurance Company	C	35,000,000

Pacific Life Insurance Company	C	20,000,000

Total		$125,000,000

Schedule III
(to Second Amendment to the Agreements)

$50,000,000 Five Year Series A LOC Agreement
Schedule B
Interest on Credit-Linked Deposits; Applicable Rates
     A. Credit-Linked Deposits
     The Credit-Linked Deposits in the Credit-Linked Deposit Account shall bear interest at a rate per annum equal to the LIBO Rate minus 0.10%.
     B. Applicable Rates*

		Adjustment Period
Obligation	Applicable Rate	Applicable Rate**

Unreimbursed Amounts prior to Advances	1.75%	2.00%
Advances	3.75%	4.00%
Term Loans	1.60%	1.85%
Facility Fee	1.70%	1.95%

*	Applicable Rate is subject to adjustment in accordance with Section 2.04(e) of the Agreement.

* *	Adjustment Period Applicable Rate shall be in effect for the Interest Period beginning July 9, 2008 and ending on the last day of the Interest Period (but in no event later than the Interest Period ending on or about July 6, 2009) immediately following the date on which the Company shall have delivered the financial statements required by Section 6.01(a) or (b) of the Agreement together with the covenant compliance certificate required by Section 6.02 of the Agreement demonstrating that the Company achieved (i) a Leverage Ratio of 2.50 to 1.00 or less pursuant to Section 7.04 of the Agreement, and (ii) a Fixed Charge Coverage Ratio of at least 1.75 to 1.00 pursuant to Section 7.05 of the Agreement without, in either case, utilizing the Second Quarter 2008 Adjustment.
Schedule B-1
(to Second Amendment to the Agreements)

$100,000,000 Five Year Series B LOC Agreement
Schedule B
Interest on Credit-Linked Deposits; Applicable Rates
     A. Credit-Linked Deposits
     The Credit-Linked Deposits in the Credit-Linked Deposit Account shall bear interest at a rate per annum equal to the LIBO Rate minus 0.10%.
     B. Applicable Rates*

		Adjustment Period
Obligation	Applicable Rate	Applicable Rate**

Unreimbursed Amounts prior to Advances	1.75%	2.00%
Advances	3.75%	4.00%
Term Loans	1.65%	1.90%
Facility Fee	1.75%	2.00%

*	Applicable Rate is subject to adjustment in accordance with Section 2.04(e) of the Agreement.

* *	Adjustment Period Applicable Rate shall be in effect for the Interest Period beginning July 9, 2008 and ending on the last day of the Interest Period (but in no event later than the Interest Period ending on or about July 6, 2009) immediately following the date on which the Company shall have delivered the financial statements required by Section 6.01(a) or (b) of the Agreement together with the covenant compliance certificate required by Section 6.02 of the Agreement demonstrating that the Company achieved (i) a Leverage Ratio of 2.50 to 1.00 or less pursuant to Section 7.04 of the Agreement, and (ii) a Fixed Charge Coverage Ratio of at least 1.75 to 1.00 pursuant to Section 7.05 of the Agreement without, in either case, utilizing the Second Quarter 2008 Adjustment.
Schedule B-2
(to Second Amendment to the Agreements)

$125,000,000 Eight Year Series C LOC Agreement
Schedule B
Interest on Credit-Linked Deposits; Applicable Rates
     A. Credit-Linked Deposits
     The Credit-Linked Deposits in the Credit-Linked Deposit Account shall bear interest at a rate per annum equal to the LIBO Rate minus 0.10%.
     B. Applicable Rates*

		Adjustment Period
Obligation	Applicable Rate	Applicable Rate**

Unreimbursed Amounts prior to Advances	1.75%	2.00%
Advances	3.75%	4.00%
Term Loans	1.75%	2.00%
Facility Fee	1.85%	2.10%

*	Applicable Rate is subject to adjustment in accordance with Section 2.04(e) of the Agreement.

* *	Adjustment Period Applicable Rate shall be in effect for the Interest Period beginning July 9, 2008 and ending on the last day of the Interest Period (but in no event later than the Interest Period ending on or about July 6, 2009) immediately following the date on which the Company shall have delivered the financial statements required by Section 6.01(a) or (b) of the Agreement together with the covenant compliance certificate required by Section 6.02 of the Agreement demonstrating that the Company achieved (i) a Leverage Ratio of 2.50 to 1.00 or less pursuant to Section 7.04 of the Agreement, and (ii) a Fixed Charge Coverage Ratio of at least 1.75 to 1.00 pursuant to Section 7.05 of the Agreement without, in either case, utilizing the Second Quarter 2008 Adjustment.
Schedule B-3
(to Second Amendment to the Agreements)

Exhibit A
(to Second Amendment to the Agreement)